SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 1, 2004

THE TALBOTS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

Share Repurchase Program

        The Talbots, Inc. (“Talbots”) and AEON (U.S.A.), Inc. (“AEON USA”) entered into an Amended Share Repurchase Program (“Amended Program”) dated as of March 31, 2004, following authorization by the Board of Directors of Talbots.

        Under the Amended Program, Talbots is authorized to purchase up to $50 million of it outstanding common stock over a two-year period. Talbots will purchase a pro rata number of shares from AEON USA so as to maintain substantially the same percentage ownership balance in Talbots between AEON USA and the public shareholders. The price of the Talbots common stock purchased from AEON USA is equal to the weighted average price of the Talbots common stock paid to the public shareholders.

Letters of Credit Facilities

        On March 1, 2004, Fleet National Bank confirmed that it holds an aggregate of $120,000,000 in various lines of credit for Talbots.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Amended Share Repurchase Program dated as of March 31, 2004 between Talbots and AEON (U.S.A.), Inc.

99.2	Letter Agreement concerning credit facilities between Fleet National Bank and Talbots dated March 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2004	THE TALBOTS, INC. By: CAROL GORDON STONE —————————————— Name: Carol Gordon Stone Title: Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended Share Repurchase Program dated as of March 31, 2004 between Talbots and AEON (U.S.A.), Inc.

99.2	Letter Agreement concerning credit facilities between Fleet National Bank and Talbots dated March 1, 2004.